Exhibit 10.2

LOAN NO. 850203350

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of the 11th day of October 2010, by and between Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for the portfolio known as the Bear Sterns Commercial Mortgage Securities, Inc. Commercial Pass Through Certificates, Series 2006-PWR13, acting by and through Helios AMC, LLC, the Special Servicer (“Lender”), and CELLDEX THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.            Tenant is the tenant under that certain Agreement of Lease, dated October 5, 2005 (the “Original Lease”), with Phillipsburg Associates, L.P., a Pennsylvania limited partnership (“Landlord”), as landlord, relating to certain premises comprising of approximately nineteen thousand three hundred sixty-eight (19,368) rentable square feet of floor area in building #20 located at 942 Memorial Parkway, Phillipsburg, New Jersey 08865 (the “Demised Premises”), as more particularly described in the Lease, and which relates to certain real property as more particularly described on Exhibit A hereto (the “Property”); which Original Lease was modified by that certain First Amendment to Agreement of Lease, dated                          , 2010 (the “First Amendment”; together with the Original Lease, hereinafter collectively referred to as the “Lease”).

B.            This Agreement is being entered into in connection with a certain mortgage loan (the “Loan”) made by Lender to Landlord, which is secured by, among other things:  (a) a first priority amended and restated mortgage to secure debt on and of the Property (the “Mortgage”) to be recorded with the registry or clerk of the county in which the Property is located; and (b) a first priority amended and restated assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) which was also recorded.  The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

C.            Tenant acknowledges that Lender will rely on this Agreement in connection with its Loan to Landlord.

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Tenant agrees that the Lease is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time.  Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

2.             Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

3.             Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4.             Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a)           liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), or

(b)           subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

(c)           bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or

(d)           bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or

(e)           accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

(f)            bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender (except a termination that is permitted in the Lease without Landlord’s consent).

5.             Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Mortgage shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards.

6.             Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender.  Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default.  Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.  No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence.  Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

7.             Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan.  Tenant acknowledges that the interest of the Landlord under the Lease has been assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises.  Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease.

8.             The Lease shall not be modified, amended or terminated (except a termination that is permitted in the Lease without Landlord’s consent) without Lender’s prior written consent in each instance.

9.             Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:	At the Demised Premises

with a copy to:	Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
	Attn:	Anthony O. Pergola, Esq.

If to Lender:	Helios AMC, LLC, as special servicer
350 Sentry Parkway
Building 630, Suite 100
Blue Bell, PA 19422
	Attn:	Tom Deja, Asset Manager

with a copy to:	Klehr Harrison Harvey Branzburg LLP
1835 Market Street, Suite 1400
Philadelphia, Pennsylvania 19103
	Attn:	Frank Correll, Jr., Esq.

10.           The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

11.           If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

12.           Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

13.           This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

14.           The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Witness the execution hereof as of the date first above written.

LENDER:

Bank of America, National Association

By:	Helios AMC, LLC, solely in its
capacity as Special Servicer
pursuant to that certain Pooling and
Servicing Agreement dated as of
September 1, 2006

By:	/s/ Allen D. Hanson
Name:	Allen D. Hanson
Title:	S.V.P.

TENANT:

CELLDEX THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Antony S. Marucci
Name:	Anthony S. Marucci
Title:	President & CEO

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

PHILLIPSBURG ASSOCIATES, L.P.,
a Pennsylvania limited partnership

By:	Phillipsburg, Inc., its general partner

By:	The Flynn Company as Receiver for
Phillipsburg Associates, L.P.

By:	/s/ William F. Henderson
Name:	William F. Henderson
Title:	Controller

STATE OF Pennsylvania	:
	:	SS
COUNTY OF Montgomery	:

On this, the 12th day of October 2010, before me, the subscriber, a Notary Public in an for the State/Commonwealth of Pennsylvania, personally appeared Allen D. Hanson who acknowledged him/herself to be the S.V.P. of HELIOS AMC, LLC, acting on behalf of Bank of America, National Association solely in its capacity as Special Servicer pursuant to that certain Pooling and Servicing Agreement dated as of September 1, 2006, and that he/she as such officer executed the foregoing document for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunder set my hand and notarial seal.

/s/
NOTARY PUBLIC
MY COMMISSION EXPIRES:

STATE OF New Jersey	:
SS
COUNTY OF Hunterdon	:

On this, the 5th day of October 2010, before me, the subscriber, a Notary Public in an for the State/Commonwealth of New Jersey, personally appeared Anthony S. Marucci who acknowledged him/herself to be the President & CEO of CELLDEX THERAPEUTICS, INC., a Delaware corporation, and that he/she as such officer executed the foregoing document for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunder set my hand and notarial seal.

/s/
NOTARY PUBLIC
MY COMMISSION EXPIRES:

STATE OF Pennsylvania	:
	:	SS
COUNTY OF Philadelphia	:

On this, the 11th day of October 2010, before me, the subscriber, a Notary Public in an for the State/Commonwealth of Pennsylvania, personally appeared William F. Henderson who acknowledged himself to be the Controller of The Flynn Company acting as Receiver for Phillipsburg Associates, L.P., and that he as such officer executed the foregoing document for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunder set my hand and notarial seal.

/s/
NOTARY PUBLIC
MY COMMISSION EXPIRES:

EXHIBIT “A”

Legal Description of Property

ALL THAT CERTAIN lot, piece or parcel of land situate in the Town of Phillipsburg, Warren County, New Jersey, being a portion of Lot 7, Block 3201 to be known as “Proposed Lot 7.01, Block 3201”, as follows:

Beginning at a point in the Municipal Boundary line between Lopatcong Township and the Town of Phillipsburg, also being the dividing line between Lot 7, Block 3201, Town of Phillipsburg and Lot 1, Block 101, Lopatcong Township where same is intersected with the southerly line of Lot 3, Block 300, Lopatcong Township (n/f Conrail Morris and Essex Division, formerly Erie-Lackawanna Railroad Company) and from said Point or Place of Beginning running thence;

1.          Along the Municipal Boundary line between Lopatcong Township and the Town of Phillipsburg, also being the dividing line between Lot 7, Block 3201, Town of Phillipsburg and Lot 1, Block 101, Lopatcong Township, South 26° 28’ 35” East — 398.54 feet to a point, thence;

2.          Leaving said Municipal Boundary line between Lopatcong Township and the Town of Phillipsburg and running along a new proposed lot line dividing Proposed Lot 7.01, Block 3201 and Proposed Lot 7.02, Block 3201, South 81° 04’ 03” West 415.13 feet to a point, thence;

3.          Still along the same, North 08° 55’ 57” West – 380.00 feet to a point in the aforesaid Municipal Boundary line between Lopatcong Township and the Town of Phillipsburg also being the southerly line of Lot 3, Block 300 (n/f Conrail Morris and Essex Division, formerly Erie-Lackawanna Railroad Company), thence;

4.          Along said Municipal Boundary line between Lopatcong Township and the Town of Phillipsburg, also being the southerly line of Lot 3, Block 300 Lopatcong Township (n/f Conrail Morris and Essex Division, formerly Erie-Lackawanna Railroad Company), North 81° 04’ 03’ East – 295.00 feet to the Point or Place of Beginning.

The above description is in accordance with a map entitled “Final Subdivision Plat, Former Ingersoll-Rand Site, Lot 7, Block 3201, Town of Phillipsburg, Warren County, New Jersey” dated June 9, 2004 and revised through June 17, 2004 and prepared by Chester, Ploussas, Lisowsky Partnership, LLP, Engineers and Surveyors, Matawan, New Jersey.

Being a portion of Lot 7, Block 3201 as shown on the current Tax Map of the Town of Phillipsburg.

BEING the same premises which Ingersoll-Rand Company, a New Jersey corporation by Deed dated August 27, 2004 and recorded November 9, 2004 in the Clerks Office of Warren County, New Jersey, in Book 1965 page 197, granted unto Phillipsburg Associates, L.P., a Pennsylvania limited partnership, in fee.

TOGETHER WITH Declaration of Cross Easement by and between Phillipsburg Associates, L.P.; Phillipsburg Associates I, L.P.; Phillipsburg Associates II, L.P. and Phillipsburg Associates III, L.P., dated September 27, 2004, and recorded November 9, 2004, in Book 1965 page 246. Amended and Restated Declaration of Cross Easements, Restrictions, Covenants and Withdrawal of Property as in Book 2031 page 45.